Exhibit 99.1
TaskUs Announces Fiscal Fourth Quarter and Full Year 2022 Results
•FY 2022 Revenue and Adjusted EBITDA Above Most Recent Outlook
•Over 26% Revenue Growth in FY 2022
•Added 40 Clients in FY 2022
•Number of Clients over $1 Million in Revenue Increased by 19% in FY 2022; Number of Clients over $10 Million in Revenue Increased by 31% in FY 2022
•Generated $147.1 Million of Operating Cash Flow and $103.3 million Free Cash Flow in FY 2022
NEW BRAUNFELS, Texas, February 27, 2023 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the fourth quarter and full year ended December 31, 2022.
•Fourth quarter total revenue of $242.2 million, representing 6.8% of year-over-year growth. Full year 2022 total revenue of $960.5 million, representing 26.3% of year-over-year growth.
•Fourth quarter GAAP net income of $15.7 million, GAAP net income margin of 6.5%. Full year 2022 GAAP net income of $40.4 million, GAAP net income margin of 4.2%.
•Fourth quarter non-GAAP Adjusted Net Income of $33.3 million, non-GAAP Adjusted Net Income margin of 13.7%. Full year 2022 non-GAAP Adjusted Net Income of $142.8 million, non-GAAP Adjusted Net Income margin of 14.9%.
•Fourth quarter GAAP diluted earnings per share of $0.16, non-GAAP Adjusted EPS of $0.33. Full year 2022 GAAP diluted earnings per share of $0.39, non-GAAP Adjusted EPS of $1.39
•Fourth quarter Adjusted EBITDA of $57.9 million, Adjusted EBITDA margin of 23.9%. Full year 2022 Adjusted EBITDA of $223.2 million, Adjusted EBITDA margin of 23.2%.
•Fourth quarter net cash provided by operating activities of $32.6 million, Free Cash Flow of $24.9 million and 42.9% conversion of Adjusted EBITDA. Full year 2022 net cash provided by operating activities of $147.1 million, Free Cash Flow of $103.3 million and 46.3% conversion of Adjusted EBITDA.
•Full year 2023 outlook for revenue between $940 million and $990 million, representing growth of approximately 0.5% at the midpoint, and an Adjusted EBITDA margin of approximately 23%.
“We finished 2022 by delivering another strong quarter, coming in above our revenue and Adjusted EBITDA margin guidance. We continued to diversify our revenue base this year, signing and expanding our relationships with some of the world’s largest technology companies, as well as Fortune 500 firms and our core, digitally native clients," said Co-Founder and CEO, Bryce Maddock. “As companies increasingly shift their focus to efficiency, our clients are turning to us to help improve outcomes and drive down costs at scale. Our global footprint, automation capabilities and organizational agility positions us to win business in the current environment. We expect volumes will continue to grow faster offshore than onshore, setting us up well for healthy growth in the back half of 2023 and beyond.”

Fourth Quarter and Full Year 2022 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2022	2021	% Change	2022	2021	% Change
Service revenue	$242,220	$226,757	6.8%	$960,489	$760,703	26.3%
GAAP net income (loss)	$15,742	$19,102	(17.6)%	$40,422	$(58,698)	NM
GAAP net income (loss) margin	6.5%	8.4%		4.2%	(7.7)%
Non-GAAP Adjusted Net Income	$33,303	$37,062	(10.1)%	$142,815	$129,389	10.4%
Non-GAAP Adjusted Net Income margin	13.7%	16.3%		14.9%	17.0%
GAAP diluted earnings per share	$0.16	$0.17	(5.9)%	$0.39	$(0.62)	NM
Non-GAAP Adjusted EPS	$0.33	$0.34	(2.9)%	$1.39	$1.26	10.3%
Adjusted EBITDA	$57,943	$56,154	3.2%	$223,204	$187,910	18.8%
Adjusted EBITDA margin	23.9%	24.8%		23.2%	24.7%
Net cash provided by (used in) operating activities)	$32,631	$30,752	6.1%	$147,095	$(32,674)	NM
Free Cash Flow	$24,883	$9,992	149.0%	$103,337	$(92,037)	NM
Conversion of Adjusted EBITDA	42.9%	17.8%		46.3%	(49.0)%
NM = not meaningful
•Continued client expansion, ending full year 2022 with 108 clients with revenue over $0.5 million, which included 21 clients with revenue of at least $10 million and 86 clients with revenue of at least $1 million, compared to 93 clients with revenue over $0.5 million in 2021, which included 16 clients with revenue of at least $10 million and 72 clients with revenue of at least $1 million.
•49,500 teammates as of December 31, 2022, an increase of approximately 9,400 from December 31, 2021.
•TaskUs Glassdoor score as of December 31, 2022 was 4.6.
•Added 40 new clients in 2022, achieving a new client win rate of 43%.
•Total 2022 win rate, inclusive of new clients and existing clients, of 62%.
•Net Revenue Retention rate of 114%.
“We achieved our highest annual free cash flow in 2022, driven by strong operating performance,” said Balaji Sekar, Chief Financial Officer." At 0.6 times net leverage, our balance sheet remains very healthy. This, combined with our continued cash generation, provides plenty of access to capital for future growth investments. Like our clients we are focused on driving efficiency into our own operating model. We drove efficiencies through automation and leveraging shared services for corporate support functions in 2022 and expect to continue to do so in 2023. These efforts should produce meaningful in year savings for 2023."
First Quarter and Full Year 2023 Outlook
For the first quarter and full year 2023 TaskUs expects its financial results to include:

2023 Outlook
	First Quarter	Full Year
Revenue (in millions)	$231 to $233	$940 to $990
Revenue growth (YoY) at midpoint	(3.2)%	0.5%
Adjusted EBITDA Margin[1]	~21%	~23%
Free Cash Flow (excluding heloo earn-out payment) (in millions)[2]	N/A	$100+
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

2.Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Net cash provided by operating activities for the full year 2023 (excluding the impact from the heloo earn-out) is expected to be approximately $150 million and purchase of property and equipment is expected to be approximately $50 million. The earn-out associated with the heloo acquisition is expected to be a maximum of €20.0 million.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s fourth quarter and full year 2022 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing 877-407-2988 from the United States or Canada or +1 201-389-0923 from other international locations and referencing, “The TaskUs Q4 Earnings Call”. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. At the time of the conference call and webcast, the Company plans to make a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, HiTech, FinTech and HealthTech. As of December 31, 2022, TaskUs had a worldwide headcount of approximately 49,500 people across 27 locations in 13 countries, including the United States, the Philippines and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “First Quarter and Full Year 2023 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; our inability to anticipate clients’ needs by adapting to market and technology trends; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; the COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations, reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022, as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Conversion of Adjusted EBITDA. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing TaskUs’ business and evaluating its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Alan Katz
IR@TaskUs.com
Media Contact
Lisa Wolford
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Service revenue	$242,220	$226,757	$960,489	$760,703
Operating expenses:
Cost of services	139,397	127,485	558,761	431,736
Selling, general, and administrative expense	64,489	65,662	260,003	335,312
Depreciation	9,929	8,684	37,915	29,038
Amortization of intangible assets	5,117	4,712	19,882	18,847
Loss (gain) on disposal of assets	49	(2)	31	52
Total operating expenses	218,981	206,541	876,592	814,985
Operating income (loss)	23,239	20,216	83,897	(54,282)
Other expense (income)	(8,599)	(122)	7,443	177
Financing expenses	4,256	1,696	11,921	6,504
Income (loss) before income taxes	27,582	18,642	64,533	(60,963)
Provision for (benefit from) income taxes	11,840	(460)	24,111	(2,265)
Net income (loss)	$15,742	$19,102	$40,422	$(58,698)
Net income (loss) per common share:
Basic	$0.16	$0.20	$0.41	$(0.62)
Diluted	$0.16	$0.17	$0.39	$(0.62)
Weighted-average number of common shares outstanding:
Basic	97,697,881	97,343,859	97,815,679	94,832,137
Diluted	101,193,087	110,513,820	102,603,179	94,832,137

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$133,992	$63,584
Accounts receivable, net of allowance for doubtful accounts of $3,422 and $1,819, respectively	178,678	162,895
Other receivables	1,383	597
Prepaid expenses	18,993	10,939
Income tax receivable	2,879	3,863
Other current assets	5,500	4,428
Total current assets	341,425	246,306
Noncurrent assets:
Property and equipment, net	75,053	80,046
Operating lease right-of-use assets	41,510	—
Deferred tax assets	6,165	1,441
Intangibles	212,993	221,448
Goodwill	217,382	195,735
Other noncurrent assets	7,487	5,022
Total noncurrent assets	560,590	503,692
Total assets	$902,015	$749,998
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$37,062	$40,890
Accrued payroll and employee-related liabilities	48,663	36,670
Current portion of debt	3,334	51,135
Current portion of operating lease liabilities	11,614	—
Current portion of income tax payable	5,730	2,416
Deferred revenue	3,481	4,095
Deferred rent	—	735
Total current liabilities	109,884	135,941
Noncurrent liabilities:
Income tax payable	2,293	2,886
Long-term debt	264,225	187,240
Operating lease liabilities	32,380	—
Deferred rent	—	2,749
Accrued payroll and employee-related liabilities	2,818	1,813
Deferred tax liabilities	34,514	40,235
Other noncurrent liabilities	288	—
Total noncurrent liabilities	336,518	234,923
Total liabilities	446,402	370,864
Total shareholders’ equity	455,613	379,134
Total liabilities and shareholders’ equity	$902,015	$749,998

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$40,422	$(58,698)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	37,915	29,038
Amortization of intangibles	19,882	18,847
Amortization of debt financing fees	569	526
Loss on disposal of assets	31	52
Provision for losses on accounts receivable	1,746	1,058
Unrealized foreign exchange losses (gains) on forward contracts	(4,589)	4,573
Deferred taxes	(11,755)	(11,477)
Stock-based compensation expense	68,979	46,189
Changes in operating assets and liabilities:
Accounts receivable	(15,052)	(76,203)
Other receivables, prepaid expenses, and other current assets	(7,131)	(8,611)
Operating lease right-of-use assets	12,726	—
Other noncurrent assets	(1,240)	(2,380)
Accounts payable and accrued liabilities	1,822	4,493
Accrued payroll and employee-related liabilities	13,589	16,450
Operating lease liabilities and deferred rent	(12,391)	1,195
Income tax payable	3,826	1,013
Deferred revenue	(623)	1,261
Other noncurrent liabilities	(1,631)	—
Net cash provided by (used in) operating activities	147,095	(32,674)
Cash flows from investing activities:
Purchase of property and equipment	(43,758)	(59,363)
Acquisition, net of cash acquired	(23,235)	—
Investment in loan receivable	(1,000)	—
Net cash used in investing activities	(67,993)	(59,363)
Cash flows from financing activities:
Proceeds from borrowing, Revolving credit facility	32,500	—
Proceeds from long-term debt	270,000	—
Payments on long-term debt	(273,080)	(6,563)
Payments for debt financing fees	(1,821)	(340)
Proceeds from issuance of common stock, net of underwriters’ fees	—	120,698
Proceeds from employee stock plans	3,478	—
Payments for offering costs	—	(4,798)
Payments for taxes related to net share settlement	(4,145)	(4,607)
Payments for purchases of treasury stock	(30,967)	—
Distribution of dividends	—	(50,000)
Net cash provided by (used in) financing activities	(4,035)	54,390
Increase (decrease) in cash and cash equivalents	75,067	(37,647)
Effect of exchange rate changes on cash	(4,659)	(6,497)
Cash and cash equivalents at beginning of period	63,584	107,728
Cash and cash equivalents at end of period	$133,992	$63,584

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$15,742	$19,102	$40,422	$(58,698)
Provision for (benefit from) income taxes	11,840	(460)	24,111	(2,265)
Financing expenses	4,256	1,696	11,921	6,504
Depreciation	9,929	8,684	37,915	29,038
Amortization of intangible assets	5,117	4,712	19,882	18,847
EBITDA	$46,884	$33,734	$134,251	$(6,574)
Transaction costs(1)	365	720	953	6,969
Earn-out consideration(2)	4,753	—	9,729	—
Foreign currency losses (gains)(3)	(8,400)	332	7,967	809
Loss (gain) on disposal of assets	49	(2)	31	52
COVID-19 related expenses(4)	—	—	—	6,105
Severance costs(5)	—	—	821	—
Natural disaster costs(6)	—	—	—	442
Phantom shares bonus(7)	—	—	—	129,362
Teammate IPO bonus(8)	—	—	—	4,361
Stock-based compensation expense(9)	14,292	21,370	69,452	46,384
Adjusted EBITDA	$57,943	$56,154	$223,204	$187,910
Net Income (Loss) Margin(10)	6.5%	8.4%	4.2%	(7.7)%
Adjusted EBITDA Margin(10)	23.9%	24.8%	23.2%	24.7%

(1)	Represents non-recurring professional service fees primarily related to the acquisition of heloo in 2022 and the preparation for public offerings that have been expensed during the period in 2021.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents incremental expenses incurred that are directly attributable to the COVID-19 pandemic.
(5)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income (loss)	$15,742	$19,102	$40,422	$(58,698)
Amortization of intangible assets	5,117	4,712	19,882	18,847
Transaction costs(1)	365	720	953	6,969
Earn-out consideration(2)	4,753	—	9,729	—
Foreign currency losses (gains)(3)	(8,400)	332	7,967	809
Loss (gain) on disposal of assets	49	(2)	31	52
COVID-19 related expenses(4)	—	—	—	6,105
Severance costs(5)	—	—	821	—
Natural disaster costs(6)	—	—	—	442
Phantom shares bonus(7)	—	—	—	129,362
Teammate IPO bonus(8)	—	—	—	4,361
Stock-based compensation expense(9)	14,292	21,370	69,452	46,384
Tax impacts of adjustments(10)	1,385	(9,172)	(6,442)	(25,244)
Adjusted Net Income	$33,303	$37,062	$142,815	$129,389
Net Income (Loss) Margin(11)	6.5%	8.4%	4.2%	(7.7)%
Adjusted Net Income Margin(11)	13.7%	16.3%	14.9%	17.0%

(1)	Represents non-recurring professional service fees primarily related to the acquisition of heloo in 2022 and the preparation for public offerings that have been expensed during the period in 2021.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents incremental expenses incurred that are directly attributable to the COVID-19 pandemic.
(5)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)
Represents tax impacts of adjustments to net income (loss) which resulted in a tax benefit during the period, including phantom shares bonus related to the IPO, and stock-based compensation expense and earn-out consideration after the IPO.

(11)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
GAAP diluted EPS	$0.16	$0.17	$0.39	$(0.62)
Per share adjustments to net income (loss)(1)	0.17	0.17	1.00	1.98
Per share adjustments for GAAP anti-dilutive shares(2)	—	—	—	(0.10)
Adjusted EPS	$0.33	$0.34	$1.39	$1.26

Weighted-average common shares outstanding – diluted	101,193,087	110,513,820	102,603,179	94,832,137
GAAP anti-dilutive shares(2)	—	—	—	7,476,384
Adjusted weighted-average shares outstanding	101,193,087	110,513,820	102,603,179	102,308,521

(1)
Reflects the aggregate adjustments made to reconcile net income (loss) to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

(2)
Reflects the impact of awards that were anti-dilutive to GAAP diluted EPS since we were in a net loss position, and therefore not included in the calculation, but would be dilutive to Adjusted EPS and are therefore included in the calculation.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$32,631	$30,752	$147,095	$(32,674)
Purchase of property and equipment	(7,748)	(20,760)	(43,758)	(59,363)
Free Cash Flow	$24,883	$9,992	$103,337	$(92,037)
Conversion of Adjusted EBITDA(1)	42.9%	17.8%	46.3%	(49.0)%

(1)	Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, one-time payments associated with the IPO and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, one-time payments associated with the IPO, stock-based compensation expense and employer payroll tax associated with equity-classified awards and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net income (loss) per share – diluted (“GAAP diluted EPS”) but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.